SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2004

FiberNet Telecom Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-7841	52-2255974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 Lexington Avenue, 3rd Floor

New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 405-6200

Item 5. Other Events.

On August 17, 2004, the Nasdaq Stock Market (“Nasdaq”) notified us that for the last 30 consecutive business days, the bid price on our common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4), and that in accordance with Marketplace Rule 4310(c)(8)(D), we must regain compliance within 180 calendar days, or by February 14, 2005. If compliance cannot be demonstrated by such date, Nasdaq will determine whether we meet the Nasdaq SmallCap Market initial listing criteria, except for the bid price requirement. If we meet the initial listing criteria, Nasdaq will grant us an additional 180 calendar-day compliance period. Thereafter, if we have not regained compliance within the second 180 day compliance period, but satisfy the initial inclusion criteria, we may be afforded an additional compliance period, up to our next shareholder meeting, provided we commit to: (1) seek stockholder approval for a reverse stock split at or before our next stockholder meeting and (2) promptly thereafter effect the reverse stock split. If we do not regain compliance and are not eligible for an additional compliance period, our securities will be delisted. At that time, we may appeal the delisting. The letter related only to a bid price deficiency, and no other issues were identified.

In response to Nasdaq’s notification, we intend to carefully monitor our stock price and consider all viable options to regain compliance, if necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBERNET TELECOM GROUP, INC.
(Registrant)

Date: August 20, 2004	By:	/s/ JON A. DELUCA
Jon A. DeLuca
Senior Vice President—Finance and
Chief Financial Officer